Exhibit 99.1

ASCENT CAPITAL GROUP, INC. TO HOLD ANNUAL MEETING OF SHAREHOLDERS

Englewood, CO - March 19, 2015 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) will be holding its Annual Meeting of Shareholders on Friday, May 29, 2015 at 10:00 a.m., Mountain Time, at 5251 DTC Parkway, Greenwood Village, Colorado 80111 (the meeting will be held in the Second Floor Conference Room). The record date for the meeting is 5:00 p.m., New York City time, on April 10, 2015. At the meeting, Ascent may make observations regarding the Company's financial performance and outlook.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com